UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

ExamWorks Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.
Suite 2625
Atlanta, GA 30305
(Address of principal executive offices, including zip code)

(404) 952-2400
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The information set forth in Section 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01.             Completion of Acquisition or Disposition of Assets

On May 10, 2011, ExamWorks Group, Inc. (the “Company”), through its wholly-owned subsidiary ExamWorks UK Ltd. (“ExamWorks UK,” and, together with the Company, “ExamWorks”), acquired the entire share capital of Premex Group Limited (“Premex”).  The transaction (the “Acquisition”) was completed pursuant to the terms of a sale and purchase agreement dated May 10, 2011 (the “Purchase Agreement”), by and among the Company, the Purchaser and the shareholders of Premex (the “Shareholders”).  ExamWorks UK and certain of the Shareholders also entered into a Tax Deed dated May 10, 2010 (the “Tax Deed”) governing the allocation of certain tax liabilities.

Pursuant to the Purchase Agreement, ExamWorks paid the Shareholders a purchase price consisting of (i) £40.6 million in cash, (ii) 661,610 shares of Company common stock, which shares will be held by the Company for a period of twelve (12)-months from the Closing to cover claims of ExamWorks under the Purchase Agreement, and (iii) the payoff of £16.4 million of indebtedness under Premex’s receivables facility.

The foregoing descriptions of the Purchase Agreement and the Tax Deed and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the terms and the conditions of the Purchase Agreement and Tax Deed filed as Exhibits 2.1 and 2.2 hereto, respectively, which are incorporated by reference herein.  Furthermore, the warranties contained in the Purchase Agreement are made solely for the benefit of the parties thereto and are qualified by information contained in a confidential disclosure letter that the parties have exchanged in connection with the execution of the Purchase Agreement.

Item 3.02              Unregistered Sales of Equity Securities

On May 10, 2011, the Company issued 661,610 shares of its common stock, par value $0.0001 per share, as partial consideration for the purchase of the shares of Premex, as described in the Purchase Agreement.  The Company claims exemption from registration under Regulation S under the Securities Act of the issuance of the shares under the Stock Purchase Agreement.  Such claim is made in reliance of Regulation S under the Securities Act of 1933, as amended, as a sale that occurs outside of the United States.

Item 9.01.              Financial Statements and Exhibits.

              (a)             Financial Statements of Businesses Acquired.

Financial statements relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

              (b)             Pro Forma Financial Information.

Pro forma financial information relating to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

              (d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
2.1
Agreement for the sale and purchase of the entire issued share capital of Premex Group Limited dated May 10, 2011, among ExamWorks Group, Inc., ExamWorks UK Ltd. and the shareholders of Premex Group Limited set forth therein*

2.2	Tax Deed dated May 10, 2011, relating to the sale and purchase of the entire issued share capital of Premex Group between ExamWorks UK Ltd. and Covenantors set forth therein*

*
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: May 12, 2011	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement for the sale and purchase of the entire issued share capital of Premex Group Limited dated May 10, 2011, among ExamWorks Group, Inc., ExamWorks UK Ltd. and the shareholders of Premex Group Limited set forth therein*

2.2	Tax Deed dated May 10, 2011, relating to the sale and purchase of the entire issued share capital of Premex Group between ExamWorks UK Ltd. and Covenantors set forth therein*

*
Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.